Joint Filer Information

NAME: GLG Partners Limited

ADDRESS:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: August 3, 2009

SIGNATURE:

                  By: /s/ Victoria Parry
                      ---------------------------------
                      Name:  Victoria Parry
                      Title: Senior Legal Counsel of GLG Partners LP

                   By: /s/ Emmanuel Roman
                      ---------------------------------
                      Name:  Emmanuel Roman
                      Title: Managing Director

                             Joint Filer Information

NAME: GLG Partners Inc.

ADDRESS:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: August 3, 2009

SIGNATURE:


     By: /s/ Alejandro R. San Miguel
         ---------------------------
         Name:  Alejandro R. San Miguel
         Title: General Counsel and Corporate Secretary